Schering AG
Annual General Meeting 2006

Schering AG
Annual General Meeting 2006
Dr. Hubertus Erlen

Chairman of the Executive Board of Schering AG

Berlin, April 19, 2006

Disclaimer
This presentation contains forward-looking statements based on certain assumptions and expectations. Such information is subject to risks and uncertainties including, but not limited to, economic, competitive, financial, legal and technological factors, and actual results may therefore differ significantly from those presented.
The information provided does not constitute an offer or solicitation for the purchase or disposal of, trading or transaction in, any Schering securities. Investors must not rely on this information for investment decisions.
Schering Aktiengesellschaft has filed a solicitation/recommendation statement with the U.S. Securities and Exchange Commission relating to the tender offer for the ordinary shares and American depositary shares of Schering Aktiengesellschaft by Dritte BV GmbH, a wholly owned subsidiary of Bayer Aktiengesellschaft. Holders of ordinary shares and American depositary shares of Schering Aktiengesellschaft are advised to read such solicitation/recommendation statement because it contains important information. Holders of ordinary shares and American depositary shares of Schering Aktiengesellschaft may obtain such solicitation / recommendation statement, and other filed documents, free of charge at the U.S. Securities and Exchange Commission's website (http://www.sec.gov) and at Schering Aktiengesellschaft's website (http://www.schering.de).

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Schering AG supports Bayer offer
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Combination of Bayer's pharma business with Schering AG
All-cash offer of EUR 86 per share
w
New company
headquartered in Berlin
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Name:
"Bayer-Schering-Pharma"
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Balanced integration process
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New global pharma business with focus on specialized markets
➢
➢

Reasonable price

Top management and heads of significant global functions in Berlin
➢
➢

Brand value sustained
➢
Safeguarding of Schering know-how

+8%
+21%
+23%
+20%
(Proposal)
Sales in EURm
Operating Profit in EURm
Earnings per share in EUR
Dividend per share in EUR
3.50
2.00
1.20
1.00
1,000

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2005 – A record year for Schering

Oncology
Gynecology
& Andrology
Specialized
Therapeutics
Diagnostic
Imaging
+10%
+7%
All growth figures are based on local currencies
+7%
+2%

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Growth in all Business Areas

Growth 2005
based on local currencies
Sales 2005 in EURm
Latin America/
Canada

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Schering grows in all markets

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Strong growth in Latin America
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Schering's long-term presence pays off.
Largest single markets: Brazil, Mexico, Argentina.
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Strong growth with global products.
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Growth drivers: Betaferon® and Yasmin®.
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New growth region: Asia
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Schering benefits from economic upswing.
Quality of medical care increases.
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Fast growing demand for modern contraceptives.
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Expansion of local business units.
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Strongest growth in South Korea, Thailand, Indonesia.
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Sales (in EURm)
* On the basis of preliminary figures      ** In local currencies

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Schering exceeds expectations in Q1/2006*
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Sales increase by 12%**.
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Operating margin at 20% (adjusted for one-time effects).
Earnings per share increase to 0.92 € (+21%).
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All growth figures are based on local currencies

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Positive outlook for 2006

w	Sales growth:	in mid to high single-digit range

w	Operating margin 2006:	18%
w	Betaferon®:	high single-digit growth
w	Yasmin®:	strong double-digit growth

Start FOCUS
Operating margin in %
* Excl. cash flow hedge gains
*

FOCUS – Increase of profitability until 2008

Increase the company’s value
Increase efficiency and
profitability
Pruning of Portfolio
Expand and explore growth
areas

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FOCUS – Our formula for profitable growth

Increase efficiency and
profitability
Pruning of Portfolio
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Sale of interest in medac
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Sale of interest in ALK-Scherax
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New business model for Jenapharm
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Sale of CIS bio international
Expand and explore growth
areas

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FOCUS: Success story continued in 2005

Increase efficiency and
profitability
Pruning of Portfolio
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Approval of Vasovist® in the EU
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Approval of Yasminelle® in the EU
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Approval of Angeliq® in the USA
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In-licensing of TOCOSOL® Paclitaxel
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Cooperations with Siemens and Philips
Expand and explore growth
areas

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FOCUS: Success story continued in 2005

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Continuation of our efficiency programs
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Production to be further optimized
Increase efficiency and
profitability
Pruning of Portfolio
Expand and explore growth
areas

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FOCUS: Success story continued in 2005

Sales (in EURm)
All growth figures based on local currencies

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Yasmin® exceeds expectations
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Growth 2005: +34%.
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Dynamic development expected in 2006 (Growth Q1/2006: +34%).
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Market leader in the US: market share of 13%.
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Yasmin® product family will be continuously extended.

Yasmin® sales in EURm

1,000

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Yasmin® product family with blockbuster potential
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YAZ® – low-dose
contraceptive with innovative
regimen.
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Approved in the US
in March 2006.
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Yasminelle® – low-dose
version of Yasmin®.
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Launch of Yasminelle® in
Europe in 2006.

Sales (in EURm)
All growth figures based on local currencies

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Dynamic development of Betaferon®
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Growth 2005: +10%
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Continuation of positive trend in Q1/2006 (+23%)
Extension of indication for early form of MS expected in the second half of 2006
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Leukine®
(sargramostim)
Morbus Crohn
•
Start of further Phase III study
•
Submission end of 2007 / beginning of 2008
•
Interim results show efficacy
•
Risk management plan submitted to authoritives.
•
Phase II study on schedule
•
First results expected for 2007

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Innovative approaches for severe deseases
Campath®
(alemtuzumab)
Multiple sclerosis
Spheramine®
Morbus Parkinson

Growth of
hematology business
Expansion of business
in the field of solid tumors
Development
of PTK/ZK
Development & expansion
of product
pipeline,
e.g. ZK-EPO
Licence
agreements,
e.g.
TOCOSOL®
Paclitaxel
Established
products:
e.g.
Fludara®
Zevalin®
Campath®
Study
program for
indication
extensions

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Expanding the oncology business

As of: 2004, source: PROMI database

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Schering – leading in Diagnostic Imaging
•
World market leader for contrast agents in
magnetic resonance (MR)
imaging
•
Innovator in the field of MR angiography
•
World market leader with application systems for
contrast media

tumor
tumor
X-Ray
Optical Imaging

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Strategic alliance with Philips
Goal: Innovative approaches for the diagnosis of breast cancer with optical imaging
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Combination of Schering’s contrast media with Philips’ technologies
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Optimal use of existing know-how and resources: Joint development and marketing

Growth
✓
Successful concentration on four strategic business areas
Profitability
✓
Sustainable growth of profitability and efficiency
Competitiveness
✓
Excellent position in specialized markets

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Value enhancement through strategic reorientation

1851
2006
... to a focussed "Global Player"
From the "Green Pharmacy"…

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The Schering AG

Innovation
Consequence
Teamwork

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What remains of Schering AG?

Schering AG
Annual General Meeting 2006
Dr. Hubertus Erlen

Chairman of the Executive Board of Schering AG

Berlin, April 19, 2006

Schering AG
Annual General Meeting 2006